FORM 8-K


                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 15, 2000



                   Allegheny Energy, Inc.

   (Exact name of registrant as specified in its charter)



Maryland                 1-267                13-5531602
(State or other          (Commission File     (IRS Employer
jurisdiction of          Number)              Identification
incorporation)                                Number)



                    10435 Downsville Pike
              Hagerstown, Maryland  21740-1766

          (Address of principal executive offices)


Registrant's telephone number,
     Including area code:                     (301) 790-3400


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Item 1 - 8.    Not Applicable

Item 9.        Regulation FD Disclosure

               As part of the Company's analyst conference

          call  on November 15, 2000, Mr. Morrell, Senior

          Vice President and Chief Financial Officer of

          Allegheny Energy, Inc. read the following

          statement:

               Good afternoon.  I'm Mike Morrell, Senior

          Vice President and Chief Financial Officer of

          Allegheny Energy.  Also with me are Rege Binder,

          Vice President and Treasurer, David Bevilacqua,

          Allegheny Energy Supply Company Director of

          Development, Terry Walker, Director of Financial

          Management and Greg Fries, Manager of Investor

          Relations.  Thank you for joining us to discuss

          our successful bid for 1,710 megawatts of gas-

          fired generating assets from Enron Corporation.

               If you have not already received a copy of

          our news release, please call Cindy Thomas at 301-

          665-2717 or you can access this information at our

          web site.  If you need to leave the teleconference

          before it has ended, you may listen to a recording

          of the entire call by calling 800-938-1593 or 402-

          220-0895 for international callers.  The replay

          pass code number is 14677.  This rebroadcast will

          be available from 6:00 p.m. this afternoon until

          11:00 p.m. Friday, November 17, 2000, Eastern

          Time. This call is also being broadcast live on

          our web site, www.alleghenyenergy.com , and also

          at the web site address, www.streetevents.com.

          Beginning this afternoon, a rebroadcast will also

          be available at these web sites through November

          17, 2000.


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               Yesterday, we announced that Allegheny Energy

          Supply Company, LLC, our unregulated generation

          subsidiary, signed a definitive agreement with

          Enron Corporation under which Allegheny Energy

          Supply will purchase three Enron natural gas-fired

          generating facilities with a total generating

          capacity of 1,710 megawatts.  The acquisition will

          be accretive to Allegheny Energy's earnings in

          2001, excluding transaction costs and other costs

          related to the transition.

               The purchase includes the 546 megawatt

          Gleason plant in Gleason, Tennessee; the 508

          megawatt Wheatland plant in Wheatland, Indiana;

          and the 656 megawatt Lincoln Energy Center in

          Manhattan, Illinois.  One of these plants, the

          Lincoln plant in Illinois, is currently under a

          short-term contract to sell a portion of its

          output to a third party.  These assets will

          provide Allegheny Energy with 1,710 megawatts of

          new natural gas-fired generating capacity within

          the Eastern Central Area Reliability region

          (ECAR), Mid-America Interconnected Network (MAIN)

          and the Southeastern Electric Reliability Council

          (SERC) reliability areas.  After the close of the

          transaction, Allegheny Energy will have total

          generating capacity of more than 12,000 megawatts,

          including previously announced development

          projects.

               These plants we are purchasing from Enron are

          quite new and provide substantial geographic and

          fuel diversity to our generating portfolio which

          currently consists primarily of baseload coal-

          fired plants in Pennsylvania and West Virginia.

          These plants offer substantial optionality, which


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          we expect will immediately add earnings and value

          to our company.

               Completion of this transaction requires

          approval from the Federal Energy Regulatory

          Commission, the Securities and Exchange Commission

          and the Department of Justice/Federal Trade

          Commission.  We anticipate completing the

          regulatory process by the second quarter of 2001.

               The purchase price for these plants, which

          have been in service since June 2000, was $1.028

          billion, or about $600 per kilowatt.   This price

          is comparable to the all-in cost of new gas-fired

          construction.  While the locations of these plants

          span three NERC regions, they are contiguous to

          our existing operations and within easy reach of

          major mid-west cities. Each plant is a simple

          cycle, gas-fired facility that is capable of being

          expanded to combined cycle operation as market

          conditions warrant.  And, each plant has an

          established gas transportation and balancing

          contract in place for 2 to 10 years.  The gas

          commodity will be competitively priced and will be

          obtained through the Chicago hub, a very liquid

          marketplace.

               This transaction, along with our existing

          generating facilities and previously announced

          development projects, will give Allegheny Energy

          more than 12,000 megawatts of generating capacity.

          This generation portfolio will include 62% of low-

          cost, coal-fired base load capacity, 31% of gas

          and oil-fired capacity, and 7% hydro capacity.

          The gas and oil-fired portion consists of 53% gas-

          fired peaking capacity, 43% gas-fired combined

          cycle capacity, and 4% oil-fired peaking capacity.


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               We will finance this acquisition through a

          combination of debt and equity.  While we have not

          determined the exact allocation between debt and

          equity, the acquisition is accretive when modeled

          based on a 50 percent debt/50 percent equity

          financing scenario.

               To be more specific on the earnings

          available, our projections show that, in an

          average year over the next five years, Allegheny

          Energy Supply should receive at least $225 million

          of revenue from these plants.  Using a 35-year

          depreciation and our expectations on other costs,

          the net income available should be at least $60

          million per year.  If you further assume that

          Allegheny Energy issues $500 million of equity, an

          amount well in excess of the equity actually

          needed to finance this transaction, the

          transaction will be accretive to earnings per

          share.  At lower levels of equity issuance, the

          transaction is even more accretive.

               This means that Allegheny Energy's net income

          and earnings per share should be higher than they

          otherwise would have been in 2001, assuming a

          closing early in the second quarter.  While the

          Company has not yet given any specific earnings

          guidance for 2001, we expect to do so by year-end.

          Such guidance will include the effects of our

          announced development and acquisition projects and

          will clearly support our guidance of earnings

          growth from operations by more than 10% per year

          over the 2000 - 2004 time period.  If one looks at

          Allegheny Energy Supply by itself, expected

          earnings growth is substantially in excess of 10%

          per year.  With the addition of these generating

          assets and the generation development plans already in place which provide us the assets,

          location and scale to be a national player in the

          competitive generation market, we believe we are

          even better positioned to meet our growth goals

          and Wall Streets expectations.

               At this time, we will be happy to answer any

          questions you may have.  Our operator, Frank, will

          queue your questions.

          Forward-Looking Statements

               Mr. Morrell's remarks were preceded by the

          following statement:

          Certain statements made during this conference

          call constitute forward-looking statements with

          respect to Allegheny Energy, Inc.  Such forward-looking

          statements involve known and unknown risks,

          uncertainties, and other factors that may cause

          the actual results, performance, or achievements

          of Allegheny Energy to be materially different

          from any future results, performance, or

          achievements expressed or implied by such forward-

          looking statements.  Such factors may affect

          Allegheny Energy's operations, markets, products,

          services, and prices.  Such factors include, among

          others, the following:   general and economic and

          business conditions; industry capacity; changes in

          technology; changes in political, social, and

          economic conditions; regulatory matters;

          litigation involving Allegheny Energy; regulatory

          conditions applicable to Allegheny Energy; the

          loss of any significant customers; and changes in

          business strategy or development plans.


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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Allegheny Energy, Inc.


                              By: /s/ MICHAEL P. MORRELL


                              Name:  Michael P. Morrell
                              Title: Senior Vice President



Dated:  November 16, 2000